[Letterhead of OneTravel Holdings, Inc.]

May 10, 2006

To: The Holders of the Debentures described herein

Re: Consent and Waiver-- 9% Secured Convertible Debentures due 2008 issued by OneTravel Holdings, Inc.

Ladies and Gentlemen:

We refer to that certain Securities Purchase Agreement, dated as of October 24, 2005 (as amended, modified or supplemented from time to time in accordance with its terms, the "Purchase Agreement"), executed among OneTravel Holdings, Inc (the "Company") and the purchasers parties thereto (the "Purchasers"), pursuant to which the Company issued its 9% Secured Convertible Debentures due October 24, 2008 (the "Debentures"), and to the Security Agreement described therein. Capitalized terms used herein and not otherwise defined have the meanings set forth for such terms in the Purchase Agreement or the Debentures.

We further refer to (i) the promissory note of the Company dated the date hereof (the "Loan Note") in the principal amount of Two Million One Hundred Thousand Dollars ($2,100,000.00) and made payable to Palisades Master Fund, L.P. ("Palisades"), (ii) the letter agreement dated as of the date hereof between the Company and Palisades (the "Letter Agreement") pursuant to which the loan evidenced by the Loan Note was made by Palisades to the Company, and (iii) the Subsidiary Guarantee dated as of the date hereof (the "Loan Guaranty") pursuant to which Farequest Holdings, Inc. and OneTravel, Inc. guaranteed the obligations of the Company under the Loan Note and the Letter Agreement. The Loan Note, the Letter Agreement, the Loan Guaranty and the Security Agreement Amendment (as hereinafter described) are hereinafter collectively called the "Loan Documents."

The Company has requested the Agent and the Holders of the Debentures to waive the Company's compliance with certain covenants set forth in the Debentures and certain of the other Transaction Documents, and in accordance with Section 7 of the Debentures (as well as the relevant provisions of such other Transaction Documents), the Holders of not less than 66% of the principal amount of the outstanding Debentures have agreed to waive such compliance.

The Company has further requested the Holders of the Debentures to give their consent to the amendment of the Security Agreement pursuant to the First Amendment to Security Agreement attached hereto (the "Security Agreement Amendment") in order to allow the obligations of the Company and the Subsidiary Guarantors under the Loan Documents to be equally and ratably secured along with the Debentures in all Collateral described in the Security Agreement, and pursuant to Section 19(c) of the Security Agreement and paragraph 4 of Annex B to the Security Agreement, Holders of a majority of the principal amount of the outstanding Debentures have agreed to such amendment and have instructed the Agent to execute the Security Agreement Amendment on behalf of the Secured Parties in connection therewith.

By affixing your signature to the signature pages attached hereto, you hereby confirm that you:

(a) irrevocably waive compliance by the Company and the Guarantors (as defined in the Debentures) with the provisions of (i) Sections 7(a), 7(b) and 7(e) of the Debentures, (ii) Sections 4(b)(i) and 4(b)(ii) of the Subsidiary Guarantee and (iii) Section 4(j) of the Security Agreement, each in connection with (1) the Company's execution of the Loan Documents to which the Company is a party, and the Guarantors' execution of the Loan Guaranty and the Security Agreement Amendment, and (2) the transactions contemplated by the Loan Documents; and

(b) consent to the Company's and each Guarantor's execution and delivery of the Loan Documents and to the Agent's execution and delivery of the Security Agreement Amendment, and the consummation of the transactions contemplated thereby.

If the foregoing terms of this consent and waiver meet with your approval, please evidence your agreement with such terms by signing this consent and waiver in the space indicated below.

Very truly yours,

OneTravel Holdings, Inc.

By: [signature]
Name: MARC E. BERCOON
Title: PRES.

Acknowledged and Agreed as of the date above first written

Palisades Master Fund, L.P.
, as a Holder of twelve million five hundred thousand dollars ($12,500,000) in principal amount of Debentures

By: ________________
Name: ANDREW RECKLES
Title: GENERAL PARTNER